EXHIBIT 99.1
PRESS RELEASE DATED APRIL 18, 2005

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-6141

Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE:	April 18, 2005

FOR RELEASE:	Immediate

KENNAMETAL INCREASES EARNINGS OUTLOOK FOR THIRD QUARTER AND
FULL FISCAL YEAR 2005

LATROBE, PA — April 18, 2005 — Kennametal Inc. (NYSE: KMT) today announced that, due to continuing strong performance across global markets, sales growth for the third quarter of 2005 is now expected to be 14%. Excluding currency translation and acquisitions, sales growth is expected to be 12%.

As a result of the sales growth and strong operating leverage, third-quarter diluted earnings per share (EPS) are now expected to be approximately $0.92, excluding the negative impact of the previously announced charges associated with the sale of Full Service Supply (FSS). This represents an increase from previous guidance of $0.80-to-$0.85 and a 39 percent increase versus $0.66 in the third fiscal quarter of 2004. Including the FSS charges of $0.12, third quarter EPS is expected to be $0.80.

Based on an expectation of continued robust growth, EPS for the seasonally weaker fourth quarter is expected to be a strong $0.90 to $0.95.

The Company will discuss the outlook for the remainder of fiscal 2005 in further detail during a conference call on Wednesday, April 27, 2005, following the release of its third-quarter 2005 results. The Company will announce results before the opening of the New York Stock Exchange, and the call is scheduled for a live Internet broadcast at 10:00 a.m. on that date, and the live or archived conference will be accessible on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. is a premier consumable materials company in tooling solutions, engineered components and advanced materials. By deploying operational excellence throughout the value chain and best-in-class manufacturing and technology, the company provides customers a broad range of technologically advanced solutions and services aimed at improving customers’ competitiveness. Kennametal strives to deliver superior shareowner value through top-tier financial performance. With some 14,000 employees worldwide, the company’s annual sales exceed $2 billion, with nearly half coming from outside the United States. Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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